SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15 (d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date    of    Report   (Date   of   Earliest   event    reported)
December 5, 1996


                        CAMELOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)




          Colorado                                         0-8299
84-0691531
    (State of                       (Commission              (IRS
Employer
    Incorporation)             File Number)        Identification
No.)



                         CAMELOT PLACE
                            17770 Preston Road,    Dallas,  Texas
75252
(Address of Principal Executive Offices)





Registrant's telephone number, including area code:   (972)  733-
3005
Item 9. Sales of Equity Securities Pursuant to Regulation S.

On December 6, 1996 Registrant sold 3,590,000 Convertible Preferred Shares, Series I for a total of $3,590,000 before selling expenses in reliance on Regulation S to overseas institutional investors. The shares are eligible for conversion, but not required to be converted on a staggered basis, on the 45th, 80th and 115th day after the purchase. The exercise price is a discount from the market price at the time of conversion with a floor.


                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CAMELOT CORPORATION


                              BY: /s/ Jeanette Fitzgerald
                                     Jeanette Fitzgerald
Date: December 16, 1996                   Vice President